                                                             EX-99.B(a)charter

                          ARTICLES OF INCORPORATION
                                      OF
                   WADDELL & REED ADVISORS VALUE FUND, INC.
       FIRST:  The undersigned, Kristen A. Richards, whose post office address is 6300 Lamar Avenue, Overland Park, Kansas 66202-4247, being at least eighteen years of age, under and by virtue of the General Laws of the State of
Maryland authorizing the formation of corporations, is acting as sole incorporator with the intention of forming a corporation.

      SECOND:  The name of the corporation is WADDELL & REED ADVISORS VALUE
FUND, INC. (the "Corporation").

      THIRD:  The purposes for which the Corporation is formed are to act as an open-end investment management company under the Investment Company Act of
1940, as amended ("1940 Act"), and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, including, but not limited to, the following:

      (a)  To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any stocks, shares, bonds, debentures, bills, notes, mortgages or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets; and any negotiable or non-negotiable instruments and money market
          instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase or reverse repurchase agreements) created or issued by any United
          States or foreign issuer (which term "issuer" shall, for the purpose of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof including the right to vote thereon; to aid by further investment any issuer, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any corporation, company, trust, association or firm; and to do any and all acts and things for the preservation, protection,
          improvement and enhancement in value of any and all such securities.

      (b)  To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

      (c)  To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may be capable of being used for any of the purposes of the
          Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

      (d)  To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities)
          now or hereafter permitted by the General Laws of the State of
          Maryland, by the 1940 Act and by these Articles of Incorporation, as its Board of Directors may determine.

      (e)  To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the General
          Laws of the State of Maryland, by the 1940 Act and by these Articles of Incorporation.

      (f)  To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

      (g)  To exercise and enjoy, in Maryland and in any other states, territories, districts and United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of
          Maryland now or hereafter in force.

      (h)  In general to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.

      The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these
Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the General Laws of Maryland, nor shall the expression of one thing be deemed to exclude another though it be of like nature, not expressed; provided however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

      Incident to meeting the purposes specified above, the Corporation also shall have the power:

      (1)  To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, and any interest therein.

      (2) To borrow money and, in this connection, issue notes or other evidence of indebtedness.

      (3)  To buy, hold, sell, and otherwise deal in and with commodities, indices of commodities or securities, and foreign exchange, including the purchase and sale of futures contracts and options on futures contracts related thereto, subject to any applicable provisions of law.

      FOURTH:  The address of the principal office of the Corporation in the
State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202.  The
name of the resident agent of the Corporation in the State of Maryland is The
Corporation Trust Incorporated, whose post office address is 300 East Lombard
Street, Baltimore, Maryland 21202.  The resident agent is incorporated in the
State of Maryland.

      FIFTH:  Section 5.1.  Capital Stock.

       (a)  The aggregate number of shares of capital stock which the
          Corporation is authorized to issue initially is One Billion
          (1,000,000,000) shares of capital stock (par value $0.001 per share)
          ("Shares"), amounting in the aggregate to a par value of One Million
          Dollars ($1,000,000.00), subject to the authority of the Board of
          Directors, in accordance with the General Laws of the State of
          Maryland, to increase the number of authorized Shares of the capital stock of the Corporation.

      (b)  The capital stock of the Corporation is initially designated and classified as follows:

               Class A             (500,000,000 Shares)
               Class B             (150,000,000 Shares)
               Class C             (150,000,000 Shares)
               Class Y             (200,000,000 Shares)

           All authorized Shares that have been designated and classified but have not been issued may be redesignated and reclassified by the
          Board of Directors.

      (c)  Except as otherwise provided herein, on the eighth anniversary of the month following the month in which Class B Shares were purchased by a holder thereof, such Shares (as well as a pro rata portion of any Class B Shares purchased through the reinvestment of dividends or other distributions paid on all Class B Shares held by such holder) shall automatically convert to Class A Shares of the same
          Series on the basis of the respective net asset values of the Class
          B Shares and the Class A Shares on the conversion date provided, however, that any conversion of Class B Shares shall be subject to the continuing availability of an opinion of counsel to the effect that (i) the assessment of the expenses with respect to the Class B
          Shares does not result in the Corporation's dividends or
          distributions constituting _preferential dividends_ under the
          Internal Revenue Code of 1986, as amended, and (ii) such conversion does not constitute a taxable event under federal income tax law.
          The Board of Directors, in its sole discretion, may suspend the conversion of Class B Shares if such opinion is no longer available.

      (d)  To the extent not otherwise set forth in the Corporation's Articles of Incorporation, each Class or Series of the Corporation shall have such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as Shares of capital stock as are determined by the Corporation's Board of Directors and described in the Corporation's registration statement under the Securities Act of
          1933 ("1933 Act") or any amendment thereto or any supplement to a prospectus or statement of additional information contained therein.

      Section 5.2.  Establishment of Series or Class.  The establishment of any
 Series or Class shall be effective upon the adoption of a resolution by a majority of the then directors setting forth such establishment and designation and the relative rights and preferences of the Shares of such
Series or Class and the acceptance for record of Articles of Amendment or
Articles Supplementary to these Articles of Incorporation reflecting such
Series or Class.  At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the directors may, by a majority vote, abolish that Series or Class and the establishment and designation thereof.

      Section 5.3.  Dividends.  Dividends and distributions on Shares with respect to each Series or Class may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine.  Dividends or distributions on Shares of any Class or Series, whether payable in cash or stock, shall be paid out of earnings, surplus or other assets belonging to such Class or Series.  Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine.

      The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation, or where applicable each Series of the Corporation, to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of the Corporation, or each Series of the
Corporation, for Federal income tax in respect of that year.  However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation, or any
Series of the Corporation, for such tax.

      Dividends and distributions may be paid in cash, property or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time.  Any such dividend or distribution paid in Shares will be paid at the current net asset value thereof as defined in Section 5.8.

      Section 5.4.  Assets and Liabilities of Series or Class.  All
 consideration received by the Corporation for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series.  In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the
Board of Directors between and among one or more of the Series in such manner as the Board of Directors, in its sole discretion, deems fair and equitable.
Each such allocation shall be conclusive and binding upon the shareholders of all Series for all purposes, and shall be referred to as assets belonging to that Series.  The assets belonging to a particular Series shall be so recorded upon the books of the Corporation.  The assets belonging to each particular
Series or Class shall be charged with the liabilities of that Series or Class and all expenses, costs, charges and reserves attributable to that Series or
Class.  Any general liabilities, expenses, costs, charges or reserves of the
Corporation which are not readily identifiable as belonging to any particular
Series shall be allocated and charged by the Board of Directors between or among any one or more of the Series or Classes in such a manner as the Board of Directors in its sole discretion deems fair and equitable.  Each such allocation shall be conclusive and binding upon the shareholders of all Series or Class for all purposes.

      Section 5.5.  Voting.  On each matter submitted to a vote of the shareholders, each holder of a Share shall be entitled to one vote for each
Share and fractional votes for fractional Shares standing in his or her name on the books of the Corporation; provided, however, that when required by the
1940 Act or rules thereunder or when the Board of Directors has determined that the matter affects only the interests of one Series or Class, matters may be submitted to a vote of the shareholders of a particular Series or Class, and each holder of Shares thereof shall be entitled to votes equal to the full and fractional Shares of the Series or Class standing in his or her name on the books of the Corporation.  The presence in person or by proxy of the holders of one-third of the Shares outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at a shareholders' meeting, except that where any provision of law or of these
Articles of Incorporation permit or require that holders of any Series or
Class shall vote as a Series or Class, then one-third of the aggregate number of Shares of that Series or Class outstanding and entitled to vote thereat, in person or by proxy, shall constitute a quorum for the transaction of business by that Series or Class.

      Section 5.6.  Shareholder Proposals.  For any shareholder proposal to be presented in connection with an annual meeting of shareholders of the
Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the shareholders must have given timely notice thereof in writing to the Secretary of the
Corporation in the manner and containing the information required by the By-
Laws of the Corporation.  Shareholder proposals to be presented in connection with a special meeting of shareholders will be presented by the Corporation only to the extent required by Section 2-502 of the Maryland General
Corporation Law and the By-Laws of the Corporation.

      Section 5.7.  Redemption by Shareholders.  Each holder of Shares shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his or her Shares at a redemption price per Share equal to the net asset value per Share as of such time as the
Board of Directors shall have prescribed by resolution.  In the absence of such resolution, the redemption price per Share shall be the net asset value next determined (in accordance with Section 5.8) after receipt by the
Corporation of a request for redemption in proper form less such charges as are determined by the Board of Directors and described in the Corporation's registration statement under the 1933 Act.  The Board of Directors may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption.  Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of net asset value, or may be in cash.  Notwithstanding the foregoing, the Board of
Directors may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Corporation to redeem Shares during any period or at any time when and to the extent permissible under the
1940 Act.

      Section 5.8.  Net Asset Value per Share.  The net asset value of each
 Share of the Corporation, or each Series or Class, shall be the quotient obtained by dividing the value of the net assets of the Corporation, or if applicable of the Series or Class (being the value of the assets of the
Corporation or of the particular Series or Class less its actual and accrued liabilities exclusive of Capital Stock and Surplus) by the total number of outstanding Shares of the Corporation, or of the Series or Class.  The Board
of Directors shall have the power and duty to determine from time to time the net asset value per Share at such times and by such methods as it shall determine subject to any restrictions or requirements under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or insofar as permitted by any order of the Securities and Exchange Commission applicable to the Corporation.  The
Board of Directors may delegate such power and duty to any one or more of the directors and officers of the Corporation, to the Corporation's manager or investment adviser, to the custodian or depository of the Corporation's assets, or to another agent of the Corporation.

      Section 5.9.  Redemption by the Corporation.  The Board of Directors may
 cause the Corporation to redeem at current net asset value all Shares owned or held by any one shareholder having an aggregate current net asset value of less than five hundred dollars ($500) or such other amount as the Board of
Directors shall determine.  No such redemption shall be effected unless the
Corporation has given the shareholder at least sixty (60) days' notice of its intention to redeem the Shares and an opportunity to purchase a sufficient number of additional Shares to bring the aggregate current net asset value of his or her Shares to five hundred dollars ($500) or such other amount as the
Board of Directors shall determine.  Upon redemption of Shares pursuant to this Section, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of Shares so redeemed.

      SIXTH:  Section 6.1.  Issuance of New Stock.

       (a)  The Board of Directors is authorized to issue and sell or cause to be issued and sold from time to time all or any portion or portions of the entire authorized but unissued Shares of the Corporation for cash or for any other lawful consideration or considerations and on or for any terms, conditions, or prices consistent with the provisions of law and of the Articles of Incorporation at the time in force; provided, however, that in no event shall Shares of the
          Corporation having a par value be issued or sold for a consideration or considerations less in amount or value than the par value of the
          Shares so issued or sold, and provided further that in no event shall any Shares of the Corporation be issued or sold, except as a stock dividend distributed to shareholders, for a consideration
          (which shall be net to the Corporation after underwriting discounts or commissions) less in amount or value than the net asset value of the Shares so issued or sold determined as of such time as the Board of Directors shall have by resolution prescribed.  In the absence of such a resolution, such net asset value shall be that next determined after an unconditional order in proper form to purchase such Shares is accepted, except that Shares may be sold to an underwriter at (i) the net asset value next determined after such orders are received by a dealer with whom such underwriter has a sales agreement or (ii) the net asset value determined at a later time.

      (b)  No holder of any Shares of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any Shares of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of
          Directors, in its sole discretion, may fix; and any Shares which the
          Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any Class, Series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other Classes, Series or types of stock or other securities at the time outstanding.

       Section 6.2.  Fractional Shares.  The Corporation may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "Share" or "Shares" are used in these Articles of Incorporation or in the By-Laws they shall be deemed to include fractions of Shares, where the context does not clearly indicate that only full Shares are intended.

      SEVENTH:  Notwithstanding any provision under the General Laws of the
State of Maryland requiring a greater proportion than a majority of the votes of all Shares of the Corporation or of all Series or Classes (or of any Series
or Class entitled to vote thereon as a separate Series or Class) to take or authorize any action, in accordance with the authority granted by Section 2-
1O4(b)(5) of the General Laws of the State of Maryland, the Corporation is
hereby authorized to take such action upon the concurrence of a majority of the aggregate number of Shares entitled to vote thereon (or of a majority of the aggregate number of Shares of a Series or Class entitled to vote thereon as a separate Series or Class), unless otherwise required by the 1940 Act.
The right to cumulate votes in the election of directors is expressly prohibited.

      EIGHTH:  Section 8.1.  Board of Directors.  All corporate powers and authority of the Corporation (except as otherwise provided by statute, by these Articles of Incorporation, or by the By-Laws of the Corporation) shall be vested in and exercised by the Board of Directors.  The number of directors constituting the Board of Directors shall be such number as may from time to time be fixed in or in accordance with the By-Laws of the Corporation, provided that after stock is issued to more than one shareholder, such number shall not be less than three.  Except as provided in the By-Laws, the election of directors may be conducted in any way approved at the meeting (whether of shareholders or directors) at which the election is held, provided that such election shall be by ballot whenever requested by any person entitled to vote.
The name of the person who shall act as initial director until stock is issued to more than one shareholder or the first meeting of shareholders, which ever shall occur first, and until his successor(s) have been duly chosen and qualified is Daniel C. Schulte.

      Section 8.2.  By-Laws.  Except as may otherwise be provided in the By-
 Laws, the Board of Directors of the Corporation is expressly authorized to make, alter, amend and repeal By-Laws or to adopt new By-Laws of the
Corporation, without any action on the part of the shareholders; but the By-
Laws made by the Board of Directors and the power so conferred may be altered or repealed by the shareholders.

      NINTH:  Section 9.1.  Contracts.  The Board of Directors may in its
 discretion from time to time enter into an exclusive or nonexclusive distribution contract or contracts providing for the sale of Shares whereby the Corporation may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares (such other party being herein sometimes called the "underwriter"), and in either case on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Board of Directors may in its discretion determine not inconsistent with the provisions of these Articles of
Incorporation and such contract may also provide for the repurchase of Shares of the Corporation by such other party or parties as agent of the Corporation.
The Board of Directors may also in its discretion from time to time enter into an investment advisory or management contract or contracts, and any such other contracts, whereby the other party(ies) to such contract(s) shall undertake to furnish to the Board of Directors such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Board of
Directors may in its discretion determine.

      Section 9.2.  Parties to Contracts.  Any contract of the character described in Section 9.1 and/or for services as administrator, custodian, transfer agent or disbursing agent or related services may be entered into with any corporation, firm, trust or association, although any one or more of the directors or officers of the Corporation may be an officer, director, trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article NINTH.  The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Section 9.1 above, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 9.2.

      TENTH:  Section 10.1.  Liability.  To the maximum extent permitted by applicable law (including Maryland law and the 1940 Act) as currently in effect or as may hereafter be amended, no director or officer of the
Corporation shall be liable to the Corporation or its shareholders for money damages.

      Section 10.2.  Indemnification.  To the maximum extent permitted by applicable law (including Maryland law and the 1940 Act) currently in effect or as may hereafter be amended, the Corporation shall indemnify and advance expenses as provided in the By-Laws to its present and past directors, officers, employees and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent in similar capacities for other entities.

      Section 10.3.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the
Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

      Section 10.4.  Modification.  Any repeal or modification of this Article
 TENTH by the shareholders of the Corporation, or adoption or modification of any other provision of the Articles of Incorporation or By-Laws inconsistent with this Article TENTH, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any director or officer of the Corporation or indemnification available to any person covered by these provisions with respect to any act or omission which occurred prior to such repeal, modification or adoption.

      ELEVENTH:  The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Shares.  Any amendment to these Articles of Incorporation may be adopted at a meeting of the shareholders upon receiving an affirmative vote of a majority of all votes entitled to be cast thereon.

      TWELFTH:  The duration of the Corporation shall be perpetual.

      IN WITNESS WHEREOF, the undersigned incorporator of WADDELL & REED
ADVISORS VALUE FUND, INC. has executed the foregoing Articles of
Incorporation.

      On the 6th day of September, 2000.

                              /s/Kristen A. Richards
                              ----------------------
                              Kristen A. Richards
                              Incorporator
/s/Daniel C. Schulte
--------------------
Daniel C. Schulte
Witness